SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2006
Park-Ohio Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	000-03134	34-1867219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23000 Euclid Avenue, Cleveland Ohio	44117

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 692-7200
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 25, 2006, the shareholders of Park-Ohio Holdings Corp. (the “Company”), upon the recommendation of the Company’s Board of Directors (the “Board”), approved amendments to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (the “Incentive Plan”) and approved the Park-Ohio Holdings Corp. Annual Cash Bonus Plan (the “Bonus Plan”). The Board adopted the amended Incentive Plan and the Bonus Plan, subject to shareholder approval, in March 2006.
     The Incentive Plan incorporates an amendment to increase the number of shares available under, and make certain other changes in, the existing plan (the “Amendments”). The Incentive Plan provides for granting stock options, stock appreciation rights, restricted shares, performance shares or stock awards (“Awards”) to employees and directors of the Company and its subsidiaries and other persons whose selection the Compensation Committee of the Board of Directors of the Company (the “Committee”) determines to be in the best interests of the Company. The Amendments increase the number of shares of the Company’s common stock by 1,000,000 to 2,650,000 with respect to which Awards authorized under the Plan may be awarded. The Amendments also made certain other technical and clarifying changes, to update the Incentive Plan and address recent tax, accounting and other developments.
     The Bonus Plan provides for granting of cash bonuses upon achievement of specified performance goals, referred to as “Management Objectives,” to “Eligible Executives,” who are defined as the Company’s Chief Executive Officer and any other executive officer of the Company designated by the Committee. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Eligible Executive or of the subsidiary, division, department or function within the Company or subsidiary in which the Eligible Executive is employed. The Management Objectives are limited to specified levels of, growth in or relative peer company performance in: earnings per share; return on invested capital; return on total capital; return on assets; return on equity; total shareholder return; net income; revenue; cash flow or operating profit; and productivity improvement. Not later than the 90th day of each fiscal year of the Company, the Committee shall establish the Management Objectives for each Eligible Executive and the amount of incentive bonus payable (or formula for determining such amount) upon full achievement of the specified Management Objectives.
     Incentive bonus payments made under the Bonus Plan are intended to constitute qualified “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and in no event shall the incentive bonus paid to an Eligible Executive under the Bonus Plan for a year exceed $3.0 million.
     The Committee previously established the Management Objectives for fiscal 2006 under the Bonus Plan, subject to shareholder approval of the Bonus Plan. For fiscal 2006, Edward F. Crawford, the Company’s Chairman of the Board and Chief Executive Officer, who is currently the only Eligible Executive, will be entitled to an award equal to 4% of the Company’s consolidated adjusted net income.
     The descriptions of the Incentive Plan and Bonus Plan contained herein are qualified in their entirety by reference to the full text of the Incentive Plan and Bonus Plan, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit Number	Description

10.1	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan.
10.2	Park-Ohio Holdings Corp. Annual Cash Bonus Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-OHIO HOLDINGS CORP.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack Title: Secretary and General Counsel
Date: June 1, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan.

10.2	Park-Ohio Holdings Corp. Annual Cash Bonus Plan.